                                                                    EXHIBIT 4(e)

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       NUMBER                                                   UNITS
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HBU
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From and after     , 1997 or such earlier date after      , 1997 as may be
determined by J.W. Barclay & Co., Inc. (the "Separation Date"), the share of the preferred Stock and the Warrant which comprise each Unit will be separately transferable and will be evidenced by a Preferred Stock Certificate and a Warrant Certificate, each to be issued to the holder of this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent of the Company.

                                                            SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                          HUNGARIAN BROADCASTING CORP.
               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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                                UNITS                      CUSIP 445539 30 7


THIS CERTIFIES THAT:



is the owner of

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Each Unit ("Unit") consists of one share of Series A Convertible Cumulative
Redeemable Preferred Stock (the "Preferred Stock"), and one Common Stock Purchase Warrant (the "Warrant") of Hungarian Broadcasting Corp. (the "Company"). Each share of Preferred Stock is convertible at any time on or after the Separation Date into two shares of Common Stock. The Company will furnish without charge to each unitholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Each Warrant entitles the holder to purchase one share of the Common Stock of the Company for $6.00 per share at any time on or after the Separation Date and before 5:00 p.m. New York, New York Time on December 20, 2000. The terms of the Warrants are governed by a Warrant Agreement dated as of December 20, 1995, as amended on 1997 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance thereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, NY 10005 and are available to any Warrant holder on written request and without cost.

        This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.
        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

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DATED:
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                    [SEAL OF HUNGARIAN BROADCASTING CORP.]

Hungarian Broadcasting Corp.

/s/ Frank R. Cohen                                  /s/ P. ?????????????
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SECRETARY                                           PRESIDENT

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COUNTERSIGNED AND REGISTERED
    AMERICAN STOCK TRANSFER & TRUST COMPANY, NEW YORK, NY
                        TRANSFER AGENT AND REGISTRAR

BY:

                                                       AUTHORIZED SIGNATURE




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                         HUNGARIAN BROADCASTING CORP.
                                    UNITS
        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common                  UNIF GIFT MIN ACT -  Custodian
TEN ENT-as tenants by the entireties                           (Cust)   (Minor)
JT TEN -as joint tenants with the right of      under Uniform Gifts to Minors
        survivorship and not as tenants
        in common                                      Act
                                                          -------------
                                                                (State)

    Additional abbreviations may also be used though not in the above list.

  For Value Received,                   hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

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                                                                         Shares
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of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated
     --------------------

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                         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                         CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.
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